EXHIBIT 5.1

PRICEWATERHOUSECOOPERS LLP

CHARTERED ACCOUNTANTS
111 5th Avenue SW, Suite 3100
Calgary, Alberta
Canada T2P 5L3
Telephone +1 (403) 509-7500
Facsimile +1 (403) 781-1825

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the inclusion in the registration statement of EnCana Corporation on Form F-9 (the “Registration Statement”) of our auditors’ report on the consolidated balance sheets of EnCana Corporation as at December 31, 2007 and 2006 and the consolidated statements of earnings, retained earnings, comprehensive income, accumulated other comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2007 and of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007.

We also consent to the references to us under the heading “Experts” and “Documents Filed as Part of the Registration Statement” in the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Calgary, Alberta

March 11, 2008

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.